{Mantyla, McReynolds letterhead]

Exhibit 16.1

October 25, 2011

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC  20549-7561

We have read the statements included in Item 4.01 of Form 8-K dated October 25, 2011, of Prestige Capital Corporation (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC